NEWS RELEASE
Exhibit 99.1
1801 E. St. Andrew Place, Santa Ana, CA 92705 (714) 466-1000 Fax (714) 466-5800	FOR IMMEDIATE RELEASE Powerwave Contact: Kevin Michaels (714) 466-1608

POWERWAVE TECHNOLOGIES TO ACQUIRE

SELECTED WIRELESS ASSETS OF REMEC, INC.

SANTA ANA, Calif., March 14, 2005 – Powerwave Technologies, Inc. (NASDAQ: PWAV) today announced that it has signed a definitive agreement with REMEC, Inc. (NASDAQ: REMC) to acquire certain product lines of REMEC’s Wireless Systems business. The purchase includes certain selected assets and liabilities related to REMEC’s Wireless business. These specific product lines include RF conditioning products, filters, tower-mounted amplifiers and RF power amplifiers. The proposed acquisition does not include other businesses or obligations of REMEC, Inc.

Ronald J. Buschur, President and Chief Executive Officer of Powerwave, stated: “Our proposed acquisition of selected assets of REMEC’s Wireless Systems business will further expand Powerwave’s leadership position in the wireless infrastructure marketplace while deepening and strengthening our relationships with our customers. We will be able to significantly expand our RF conditioning product lines, filter products, as well as complement our existing tower-mounted amplifiers and RF power amplifier products. We are also excited about the opportunity to further leverage one of the broadest portfolios of products and services in the wireless industry to enhance our position in both OEM and network operator channels. In addition, we believe that the increased purchasing power from this acquisition will enable

POWERWAVE TO ACQUIRE SELECT ASSETS OF REMEC WIRELESS

Powerwave to achieve significant cost synergies while further leveraging our global manufacturing capabilities.”

Thomas Waechter, Chief Executive Officer and President of REMEC, said: “The board of directors and management believe that the divestiture of the assets of the Wireless Systems business will provide significant value to REMEC shareholders and that the combination of those assets with Powerwave will create a leading competitor in the commercial wireless market. It is the Company’s intention to distribute all of the stock of Powerwave and a portion of the cash directly to the shareholders shortly after the transaction is completed, subject to business, tax and legal requirements. We believe that receiving stock of Powerwave will allow our shareholders to directly participate in the success of the combined entity.”

The boards of directors of both Powerwave and REMEC have unanimously approved the acquisition. The transaction is subject to the approval of REMEC’s shareholders, as well as customary closing conditions and certain regulatory approvals. Under the terms of the acquisition, Powerwave will issue 10 million shares of Powerwave common stock and pay $40 million in cash to REMEC. Based on Powerwave’s closing share price as of March 11, 2005, the transaction is valued at approximately $118 million. Powerwave and REMEC expect the closing of the transaction to occur in the beginning of the third quarter of calendar 2005. Immediately following the close, REMEC will have an equity interest in Powerwave of approximately 7% on a fully-diluted basis, assuming conversion of Powerwave’s convertible subordinated notes.

This strategic acquisition will strengthen Powerwave’s leading positions in antenna and base station solutions, as well as broaden Powerwave’s RF conditioning and filter product portfolio in addition to adding over 90 US and international patents to its intellectual property

POWERWAVE TO ACQUIRE SELECT ASSETS OF REMEC WIRELESS

portfolio. The product lines to be acquired had a trailing 12-month revenue run rate for calendar year 2004 of approximately $250 million. Powerwave believes that the proposed acquisition creates additional economies of scale for key commodity components that leverage Powerwave’s existing supply chain efficiencies. The Company also plans to integrate research and development of base station solutions as well as promote standardization of products and use of common design platforms. From an operations perspective, Powerwave plans to leverage its existing world class manufacturing expertise and rationalize excess facilities to enable the Company to achieve significant cost synergies. Powerwave currently estimates that it will achieve in excess of $50 million in annual cost savings following integration of the acquisition, coming from efficiencies in manufacturing, purchasing, research and development, and sales.

The transaction is expected to be accretive to Powerwave’s earnings per share in the first full quarter following the completion of the integration activities, currently expected to be by the first calendar quarter of 2006, excluding any transaction related expenses. Powerwave believes that combined revenues for calendar year 2006 should exceed $950 million. Powerwave also currently estimates that closing and consolidation expenses will be in the range of $20 to $40 million.

Deutsche Bank Securities acted as sole financial advisor to Powerwave. Needham & Company, Inc. acted as sole financial advisor to REMEC.

Webcast

Powerwave will be conducting a conference call to discuss the proposed acquisition on Monday, March 14, 2005 at 9:00 am Eastern Time. Powerwave will also provide a simultaneous

POWERWAVE TO ACQUIRE SELECT ASSETS OF REMEC WIRELESS

webcast and slide presentation of its conference call. To participate in the conference call, please call (617) 786-2904, confirmation code 62356405. To access this audio and visual webcast, log onto the Powerwave Investor Relations web page at www.powerwave.com and select the Powerwave Conference Call. The call will last for approximately one hour. A replay of the webcast will be available beginning approximately two hours after completion of the initial webcast. Additionally, an audio playback of the conference call will be available approximately on hour after completion of the call and will remain available until March 24, 2005 by calling (617) 801-6888 and entering confirmation number 34431564.

About Powerwave Technologies

Powerwave Technologies, Inc., is a global supplier of end-to-end wireless solutions for wireless communications networks. Powerwave designs, manufactures and markets antennas, boosters, combiners, filters, repeaters, multi-carrier RF power amplifiers and tower-mounted amplifiers and advanced coverage solutions, all for use in cellular, PCS and 3G networks throughout the world. Corporate headquarters are located at 1801 E. St. Andrew Place, Santa Ana, Calif. 92705. Telephone (714) 466-1000. For more information on Powerwave’s advanced wireless coverage and capacity solutions, please call (888)-PWR-WAVE (797-9283) or visit our web site at www.powerwave.com. Powerwave, Powerwave Technologies and the Powerwave logo are registered trademarks of Powerwave Technologies, Inc.

About REMEC

REMEC is a designer and manufacturer of high frequency subsystems used in the transmission of voice, video and data traffic over wireless communications networks and in

POWERWAVE TO ACQUIRE SELECT ASSETS OF REMEC WIRELESS

space and defense electronics applications. REMEC is located at 3790 Via de la Valle, Del Mar, CA 92014. For more information, visit the company’s Web site at www.REMEC.com or call (858) 505-3713.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking” statements including statements regarding benefits of the proposed acquisition, integration plans and expected synergies, anticipated future financial and operating performance and results, including estimates for growth, cash flows, consolidation costs, the time schedule for closing the transaction, satisfaction of conditions to closing, accretion to per share earnings and expectations for our products and plans for development and expansion. These statements are based on Powerwave’s management’s current expectations. There are a number of risks and uncertainties that could cause actual results to differ materially. For example, the parties may be unable to obtain the necessary approvals required for the acquisition, including regulatory approvals and approval of REMEC’s shareholders. Problems may arise in successfully integrating the acquired business. The acquisition may involve unexpected costs. We may be unable to achieve cost-cutting synergies. Our businesses may suffer as a result of uncertainty surrounding the acquisition. Other potential risks and uncertainties include, but are not limited to: customer order cancellations or deferrals; delays or cancellations of wireless network capacity expansions and buildouts for both existing 2G and 2.5G networks and new 3G networks; we require continued success in the design of new products and such products must be manufacturable and of good quality and reliability; our dependence on a limited number of customers for the majority of our revenues exposes us to potential reductions in revenue if such customers cease purchasing products from us; our

POWERWAVE TO ACQUIRE SELECT ASSETS OF REMEC WIRELESS

business requires continued favorable business conditions and growth in the wireless communications market. Powerwave also notes that its reported financial performance and period-to-period comparisons are not necessarily indicative of the results that may be expected in the future and Powerwave believes that such comparisons cannot be relied upon as indicators of future performance. Powerwave also notes that the market price of its Common Stock has exhibited high levels of volatility and therefore may not be suitable for all investors. More detailed information on these and additional factors which could affect Powerwave’s operating and financial results are described in Powerwave’s Form 10-K for the fiscal year ended January 2, 2005, which is filed with the Securities and Exchange Commission, and other risks detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission. Powerwave urges all interested parties to read these reports to gain a better understanding of the many business and other risks that Powerwave faces. Additionally, Powerwave undertakes no obligation to publicly release the results of any revisions to these forward-looking statements which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

WHERE TO FIND ADDITIONAL INFORMATION ABOUT THE TRANSACTION

As part of the transaction, Powerwave intends to file a registration statement on Form S-4 and REMEC intends to file a proxy statement. Investors and security holders are urged to read these filings when they become available because they will contain important information about the transaction. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission at the Securities and Exchange Commission’s web site at www.sec.gov. In addition, investors and

POWERWAVE TO ACQUIRE SELECT ASSETS OF REMEC WIRELESS

security holders may obtain free copies of the documents filed with the Securities and Exchange Commission by Powerwave by contacting Investor Relations at (714) 466-1000. Investors and security holders may obtain free copies of the documents filed with the Securities and Exchange Commission by REMEC by contacting Investor Relations at (858) 505-3356.

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